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                                                                    Exhibit 10.4

                                  MARIMBA, INC.

                     1999 NON-EMPLOYEE DIRECTORS OPTION PLAN

                          (AS ADOPTED FEBRUARY 2, 1999)


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                                  MARIMBA, INC.
                     1999 NON-EMPLOYEE DIRECTORS OPTION PLAN



ARTICLE 1.   PURPOSE OF THE PLAN

               The Plan is intended to promote the interests of the Company by providing the non-employee members of the Board with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company.

ARTICLE 2.   ADMINISTRATION

               The terms and conditions of each automatic option grant (including the timing and pricing of the option grant) shall be determined by the express terms and conditions of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

ARTICLE 3.   STOCK SUBJECT TO THE PLAN

               A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be fixed at 150,000 shares. As of January 1 of each year, starting in 2000, the aggregate number of shares of Common Stock available for purchase during the life of the Plan shall automatically be increased by the number of shares necessary to cause the number of shares then available for purchase to be restored to 150,000.

               B. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares of Common Stock actually issued to the holder of such option.

               C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected or continuing non-employee Board member under the Plan, and (iii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. The adjustments to the outstanding options shall be made by the Board in a manner which shall


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preclude the enlargement or dilution of rights and benefits under such options and shall be final, binding and conclusive.

ARTICLE 4.   ELIGIBILITY

               The individuals eligible to receive automatic option grants pursuant to the provisions of this Plan shall be limited to (i) those individuals serving as non-employee Board members on the effective date of the IPO and (ii) those individuals who are first elected or appointed as non-employee Board members after the effective date of the IPO, whether through appointment by the Board or election by the Company's stockholders. A non-employee Board member shall not be eligible to receive the initial automatic option grant described in Section 5.A.2 if such individual has previously been in the employ of the Company (or any parent or subsidiary). However, a non-employee Board member shall be eligible to receive one or more annual option grants described in Section 5.A.3, whether or not he or she has previously been in the employ of the Company (or any parent or subsidiary). Each non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria is hereby designated an Eligible Director.

ARTICLE 5.   TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

               A. Grant Date. Option grants shall be made on the dates specified below:

                1. Each individual who first became an Eligible Director prior to 1999 and is an Eligible Director on the effective date of the IPO shall automatically be granted, on the effective date of the IPO, a fully vested non-statutory option to purchase 7,500 shares of Common Stock.

                2. Each individual who first becomes an Eligible Director after the effective date of the IPO, whether through election by the Company's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a fully vested non-statutory option to purchase 15,000 shares of Common Stock.

                3. On the date of each Annual Meeting, beginning with the 2000 Annual Meeting, each Eligible Director who serves on the Board at the time of that Annual Meeting, whether or not standing for re-election, shall automatically be granted a fully vested non-statutory option to purchase 7,500 shares of Common Stock. An Eligible Director who resigns effective at an Annual Meeting shall not be eligible to be granted a non-statutory option at that time. There shall be no limit on the number of such annual 7,500-share option grants any one Eligible Director may receive over his or her period of continued Board service.

                4. However, each Eligible Director who in a calendar year received a non-statutory option to purchase 15,000 shares of Common Stock under this Plan (as described in Section 5.A.2) shall first be eligible to be granted a non-statutory option to purchase 7,500 shares of Common Stock under this Plan (as described in Section 5.A.3) at the Annual Meeting occurring at any time in the


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        year that is two calendar years following the year in which the Eligible
        Director received the non-statutory option to purchase 15,000 shares under this Plan (as described in Section 5.A.2). For example, if an Eligible Director received a non-statutory option to purchase 15,000 shares of Common Stock (as described in Section 5.A.2) in 1999, this Eligible Director will first become eligible to receive a non-statutory option to purchase 7,500 shares of Common Stock (as described in Section 5.A.3) at the Annual Meeting occurring in 2001.

               B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date, except that the exercise price per share of Common Stock subject to the automatic grant described in Section 5.A.1 above will be the initial price offered to the public on the effective date of the IPO.

               C. Payment.

               The exercise price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

                      (i) all or part of the exercise price may be paid in cash or check made payable to the Company's order; or

                      (ii) all or part of the exercise price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the exercise price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes; or

                      (iii) all or part of the exercise price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company; or

                      (iv) all or part of the exercise price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

               D. Exercisability/Vesting. Each automatic option grant shall be fully vested on the date of option grant.

               E. Option Term. Each automatic option grant under the Plan shall have a maximum term of ten (10) years measured from the automatic grant date.


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               F. Non-Transferability. During the lifetime of the Optionee, each automatic option grant shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death.

               G. Effect of Termination of Board Service.

                      1. Should the Optionee cease to serve as a Board member for any reason (other than Disability or death) while holding one or more automatic option grants under the Plan, then such individual shall have a three-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares for which the option is exercisable at the time of his or her cessation of Board service.

                      2. Should the Optionee cease to serve as a Board member as a result of a Disability while holding one or more automatic option grants under the Plan, then such individual shall have a six-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares for which the option is exercisable at the time of his or her cessation of Board service.

                      3. Should the Optionee die while serving as a Board member, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for the option shares for which the option is exercisable at the time of his or her cessation of Board service (less any option shares purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve-month period measured from the date of the Optionee's cessation of service.

                      4. In no event shall any automatic option grant under this Plan remain exercisable after the expiration date of the maximum ten-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 3 above or (if earlier) upon the expiration of the maximum ten-year option term, the unexercised automatic option grant shall terminate and cease to be outstanding.

               H. Stockholder Rights. The holder of an automatic option grant shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

               I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Stock Option Agreement approved for use under the Plan.

               J. Affiliates of Eligible Directors. The Board may provide that the non-statutory options that otherwise would be granted to an Eligible Director under this Article 5 shall instead be granted to an affiliate of such Eligible Director. Such affiliate shall then be deemed to be an Eligible Director for purposes of the Plan, provided that the service-related termination provisions pertaining to the non-statutory options shall be applied with regard to the service of the Eligible Director.


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ARTICLE 6.   AMENDMENT OF THE PLAN AND AWARDS

               The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment. Stockholder approval shall be obtained to the extent required by applicable law.

ARTICLE 7.   EFFECTIVE DATE AND TERM OF PLAN

               A. The Plan shall become effective on the effective date of the IPO. One or more automatic option grants may be made under the Plan at any time on or after the effective date of the IPO.

               B. The Plan shall terminate upon the earlier of (i) February 1, 2009 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing those option grants.

ARTICLE 8.   USE OF PROCEEDS

               Any cash proceeds received by the Company from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

ARTICLE 9.   REGULATORY APPROVALS

               A. The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

               B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of the Nasdaq National Market or any stock exchange on which the Common Stock is then listed for trading.

ARTICLE 10.   NO IMPAIRMENT OF RIGHTS

               Neither the action of the Company in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Company or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.


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ARTICLE 11.   MISCELLANEOUS PROVISIONS

               A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

               B. The provisions of the Plan relating to the exercise of options shall be governed by the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

               C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by a change in control or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

ARTICLE 12.   DEFINITIONS

               ANNUAL MEETING: the annual meeting of the Company's stockholders.

               BOARD: the Company's Board of Directors.

               CODE: the Internal Revenue Code of 1986, as amended.

               COMMON STOCK: shares of the Company's common stock.

               COMPANY: Marimba, Inc., a Delaware corporation.

               DISABILITY: the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

               FAIR MARKET VALUE: the market price of shares of Common Stock, determined by the Board in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Board shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

               IPO: the initial offering of Common Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission.

               1934 ACT: the Securities Exchange Act of 1934, as amended.

               OPTIONEE: any person to whom an option is granted under the Plan.

               PLAN: this Marimba, Inc. 1999 Non-Employee Directors Option Plan.


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